Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Year 2015 Financial Results

- Constant currency revenue growth of 45% for the fourth quarter, 47% for the year -

- Gross margin expansion of 420 basis points to 57.8% for the year -

- Non-GAAP adjusted EPS of $0.40, an increase of 67% for the year -

WALTHAM, MA – February 25, 2016 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for the fourth quarter and year ended December 31, 2015. Below are the Company’s performance highlights for these periods, followed by financial guidance for the year 2016 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “2015 was a great year for Repligen, as we executed on our growth strategy and established the Repligen brand in key bioprocessing end-markets, while delivering strong financial performance across all of our product lines. For the year, we reported exceptional product sales growth and margin expansion. We finished the year with fourth quarter revenue ahead of our expectations, led by an outstanding quarter for ATF and strong adoption of our growth factors. As we look to 2016, we expect another double-digit growth year driven by healthy end-markets, accelerating brand recognition and continued adoption of our innovative portfolio of bioprocessing products.”

Fourth Quarter of 2015 Financial Highlights

•	Product revenue for the fourth quarter of 2015 increased to $21.4 million compared to $15.4 million for the fourth quarter of 2014, a year-over-year gain of 45% at constant currency or 39% as recorded (GAAP).

•	Product gross profit for the fourth quarter of 2015 was $11.3 million, a year-over-year increase of $4.0 million or 55%.

•	Non-GAAP adjusted operating income for the fourth quarter of 2015 was $3.4 million, a year-over-year increase of $2.4 million. Adjusted operating income excludes contingent consideration expense of $2.0 million recorded in the fourth quarter of 2015[1] and $1.9 million recorded in the fourth

[1]

Having exceeded the ATF sales milestone in 2015, the Company accrued an additional $2.0 million of contingent consideration in the fourth quarter of 2015, based on the increased probability of achieving the ATF sales milestone for 2016, the Company’s final year of contingent consideration obligation under the Refine asset purchase agreement. This represents 36% of the $5.55 million total potential payout for 2016, or 48% of the $4.25 million fixed component. In the event that the ATF sales milestone for 2016 is not achieved, the Company will reverse the $2.0 million accrued in the fourth quarter of 2015 for the 2016 potential payout.

- more -

quarter of 2014 under the Company’s June 2014 asset purchase agreement with Refine Technology. Also excluded in the fourth quarter of 2014 is $1.0 million of non-product revenue from therapeutic outlicense agreements. On a GAAP basis, operating income for the fourth quarter of 2015 was $1.4 million compared to $61,000 for the fourth quarter of 2014.

•	Non-GAAP adjusted net income for the fourth quarter of 2015 was $2.2 million, a year-over-year increase of $1.7 million. Adjusted net income excludes the impact of the aforementioned Refine contingent consideration expense in 2015 and 2014 and non-product revenue in 2014. On a GAAP basis, net income for the fourth quarter of 2015 was $265,000, an increase of $663,000 compared to a net loss of $398,000 for the fourth quarter of 2014.

•	Non-GAAP adjusted EPS for the fourth quarter of 2015 was $0.07 per fully diluted share compared to $0.02 for the fourth quarter of 2014. Adjusted EPS excludes the impact of the aforementioned Refine contingent consideration expense and non-product revenue. On a GAAP basis, EPS for the fourth quarter of 2015 increased to $0.01 per fully diluted share compared to a loss of $0.01 for the fourth quarter of 2014.

•	Adjusted EBITDA for the fourth quarter of 2015 was $4.3 million, a year-over-year increase of $2.0 million or 89%. Adjusted EBITDA excludes the aforementioned Refine contingent consideration expense and non-product revenue. EBITDA for the fourth quarter of 2015 was $2.4 million, a year-over-year increase of 75%.

Full Year 2015 Financial Highlights

•	Product revenue for the full year 2015 increased to $83.5 million compared to $60.4 million for the year 2014, a year-over-year gain of 47% at constant currency or 38% as recorded (GAAP).

•	Product gross profit for the year 2015 was $48.3 million, an increase of $15.9 million or 49% year-over-year. Product gross margin for the year 2015 increased by 420 basis points year-over-year to 57.8%.

•	Non-GAAP adjusted operating income for the year 2015 was $17.8 million, a year-over-year increase of $7.4 million or 71%. Adjusted operating income excludes Refine contingent consideration expense of $4.1 million in 2015, Refine contingent consideration and acquisition costs totaling $2.9 million in 2014, and non-product revenue of $3.1 million from therapeutic outlicense agreements in 2014. On a GAAP basis, operating income for the year 2015 was $13.8 million, a year-over-year increase of 29%.

•	Non-GAAP adjusted net income for the year 2015 was $13.4 million, a year-over-year increase of $5.5 million or 69%. Adjusted net income excludes the impact of the aforementioned Refine contingent consideration, Refine acquisition costs and non-product revenue. On a GAAP basis, net income for the year 2015 was $9.3 million, a year-over-year increase of 14%.

•	Non-GAAP adjusted EPS for the year 2015 was $0.40 per fully diluted share compared to $0.24 for the year 2014. Adjusted EPS excludes the impact of the aforementioned Refine contingent consideration, Refine acquisition costs and non-product revenue. On a GAAP basis, EPS for the year 2015 increased to $0.28 per fully diluted share compared to $0.25 for the year 2014.

•	Adjusted EBITDA for the year 2015 increased to $22.2 million, a year-over-year increase of $7.0 million or 46%. Adjusted EBITDA excludes the impact of the aforementioned Refine contingent consideration, Refine acquisition costs and non-product revenue. EBITDA for the year 2015 increased to $18.1 million, a year-over-year increase of 18%.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The Company’s adjustments to these other measures exclude the impact of contingent consideration and acquisition costs related to the Company’s June 2014 asset purchase agreement with Refine Technology, and non-product revenue related to therapeutic outlicense agreements. These costs and revenue are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges and revenue recorded accurately reflect the performance of our ongoing operations for the period in which such charges are incurred and revenues recorded. Refine contingent consideration is triggered by the achievement of annual ATF System sales milestones through the end of the year 2016.

A reconciliation of GAAP to adjusted financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

Financial Guidance for 2016

The following guidance for the year 2016 is based on expectations for our existing business and does not include the financial impact of potential Refine contingent consideration, potential bioprocessing acquisitions or future fluctuations in foreign currency exchange rates.

•	Total revenue for the year 2016 is projected to be $93-$96 million, reflecting growth of 12%-16% in constant currency or 11-15% at prevailing rates. Our constant currency guidance includes a positive adjustment to sales growth of approximately 1% to reflect the impact of foreign currency translation at February 22, 2016 exchange rates.

•	Product gross margin for the year 2016 is expected to be 57%-59%.

•	Income from operations for the year 2016 is expected to be $20-$22 million.

•	Net income is expected to be $15-$17 million for the year 2016, reflecting estimated taxes of approximately $5 million.

•	EBITDA for the year 2016 is expected to be $25-$27 million.

Conference Call

Repligen will host a conference call and webcast today, February 25th, at 8:30 a.m. EST, to discuss fourth quarter and full year 2015 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 835-7432 for domestic callers or (404) 537-3372 for international callers. Dial-in participants must provide the passcode 41151742. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Replay listeners must provide the passcode 41151742.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our ATF System and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand that we deliver pre-packed with our customers’ choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, the potential impairment of future earnings, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact:

Sondra S. Newman

Senior Director Investor Relations

Repligen Corporation

(781) 419-1881

snewman@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	(Unaudited)
(in thousands, except share and per share data)	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenue:
Product revenue	$21,449	$15,393	$83,537	$60,431
Royalty and other revenue	—	1,000	—	3,117

	21,449	16,393	83,537	63,548
Costs and expenses:
Cost of product revenue	10,148	8,084	35,251	28,022
Research and development	1,431	1,328	5,740	5,609
Selling, general and administrative	6,473	4,975	24,699	17,154
Contingent consideration - fair value adjustments	1,969	1,945	4,083	2,072

	20,021	16,332	69,773	52,857

Income from operations	1,428	61	13,764	10,691
Investment income	44	59	136	309
Interest expense	(8)	(12)	(32)	(50)
Other (expense) income	(270)	134	(445)	188

Income before income taxes	1,194	242	13,423	11,138
Income tax provision	929	640	4,078	2,968

Net income (loss)	$265	$(398)	$9,345	$8,170

Earnings per share:
Basic	$0.01	$(0.01)	$0.28	$0.25

Diluted	$0.01	$(0.01)	$0.28	$0.25

Weighted average shares outstanding:
Basic	32,945,912	32,746,615	32,881,940	32,497,657

Diluted	33,576,724	32,746,615	33,577,091	33,263,667

Comprehensive income (loss)	$428	$(3,453)	$6,552	$399

	December 31, 2015	December 31, 2014
Balance Sheet Data:
Cash, cash equivalents and marketable securities*	$73,407	$62,003
Working capital	84,471	70,263
Total assets	146,237	128,293
Long-term obligations	4,708	5,879
Accumulated deficit	(71,542)	(80,887)
Stockholders’ equity	122,748	111,732

*	does not include restricted cash

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(Unaudited)

(in thousands)	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
GAAP NET INCOME (LOSS)	$265	$(398)	$9,345	$8,170
NON-GAAP NET INCOME ADJUSTMENTS:
Royalty and other revenue	—	(1,000)	—	(3,117)
Refine acquisition costs	—	2	—	818
Contingent consideration - fair value adjustments	1,969	1,945	4,083	2,072

NON-GAAP ADJUSTED NET INCOME	$2,234	$549	$13,428	$7,943

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP INCOME FROM OPERATIONS

(Unaudited)

(in thousands)	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
GAAP INCOME FROM OPERATIONS	$1,428	$61	$13,764	$10,691
NON-GAAP INCOME FROM OPERATIONS ADJUSTMENTS:
Royalty and other revenue	—	(1,000)	—	(3,117)
Refine acquisition costs	—	2	—	818
Contingent consideration - fair value adjustments	1,969	1,945	4,083	2,072

NON-GAAP ADJUSTED INCOME FROM OPERATIONS	$3,397	$1,008	$17,847	$10,464

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$0.01	$(0.01)	$0.28	$0.25
NON-GAAP NET INCOME ADJUSTMENTS:
Royalty and other revenue	—	(0.03)	—	(0.09)
Refine acquisition costs	—	0.00	—	0.02
Contingent consideration - fair value adjustments	0.06	0.06	0.12	0.06

NON-GAAP ADJUSTED NET INCOME PER SHARE - DILUTED	$0.07	$0.02	$0.40	$0.24

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

(Unaudited)

(in thousands)	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
GAAP NET INCOME (LOSS)	$265	$(398)	$9,345	$8,170
NON-GAAP EBITDA ADJUSTMENTS:
Investment Income	44	59	136	309
Interest Expense	(8)	(12)	(32)	(50)
Tax Provision	929	640	4,078	2,968
Depreciation	745	644	2,996	2,606
Amortization	399	421	1,600	1,426

NON-GAAP EBITDA	2,374	1,354	18,123	15,429
OTHER NON-GAAP ADJUSTMENTS:
Royalty and other revenue	—	(1,000)	—	(3,117)
Refine acquisition costs	—	2	—	818
Contingent consideration - fair value adjustments	1,969	1,945	4,083	2,072

NON-GAAP ADJUSTED EBITDA	$4,343	$2,301	$22,206	$15,202

# # #